EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT

AT UPCOMING INVESTMENT CONFERENCES

Calabasas Hills, Calif., – May 31, 2017 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it will present at the following two investment conferences:

•     William Blair’s 37th Annual Growth Stock Conference in Chicago on June 13, 2017 at 8:50 a.m. Central Time

•     Piper Jaffray’s 37th Annual Consumer Conference in New York City on June 14, 2017 at 9:05 a.m. Eastern Time

David Overton, Chairman and Chief Executive Officer, Doug Benn, Executive Vice President and Chief Financial Officer, and Matt Clark, Senior Vice President, Finance and Strategy, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at investors.thecheesecakefactory.com. A replay of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 207 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 193 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the Rock Sugar Pan Asian Kitchen® mark. Internationally, 16 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2017, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the fourth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2017 ©2017 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100